UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

VIEWSONIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50730	95-4120606
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

381 Brea Canyon Road

Walnut, California 91789

 (Address of principal executive offices, including zip code)

(909) 444-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Long Term Incentive Program

On February 7, 2007, ViewSonic Corporation filed a Current Report on Form 8-K, dated February 1, 2007, with the Securities and Exchange Commission announcing that on February 2, 2007, the Compensation Committee of the Board of Directors approved the Long Term Incentive Program Summary of Terms, or the Program.  The Compensation Committee established the achievement of revenue and net income targets as the Performance Targets under the Program.

On February 2, 2007, participants in the Program were each granted a non-statutory stock option under our 2004 Equity Incentive Plan at an exercise price of $0.54 per share, the fair market value of our common stock as determined in good faith by the Compensation Committee on February 2, 2007, to purchase the maximum number of shares that could vest under the stock option if both Performance Targets are achieved at the 150% level.  The maximum number of shares is referred to as the Maximum Award.  The portion of the stock option in which a participant could potentially vest if 100% of the Performance Targets are achieved is referred to as the Target Award

On July 18, 2007, the Compensation Committee determined, based upon the recommendation of management, and after considering ViewSonic’s first half financial performance and ViewSonic’s incentive and retention goals to modify the Program such that the portion of the stock option subject to the Target Award held by the named executive officers will vest as to 33 1/3% on the February 2, 2008, 33 1/3% on February 2, 2009 and 33 1/3% on February 2, 2010.   The Compensation Committee also determined to modify the vesting of other participants in the Program to modify all or a portion of the stock option subject to the Target Award and Maximum Award to vest as to  33 1/3% on the February 2, 2008, 33 1/3% on February 2, 2009 and 33 1/3% on February 2, 2010.

The Long Term Incentive Program Summary of Terms, as amended, is filed as Exhibit 10.23 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit Number	Description

10.23	Long Term Incentive Program Summary of Terms, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWSONIC CORPORATION

Dated: July 24, 2007	By:	/s/	Robert J. Ranucci
Robert J. Ranucci
Vice President, General Counsel &
Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.23	Long Term Incentive Program Summary of Terms, as amended.